Exhibit 1.02

Silicom Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2019

This report for the year ended December 31, 2019 is presented to comply with Section 13(p) of the Securities Exchange Act of 1934 and Rule 13p-1 (the "Rule") and Form SD thereunder. The Rule was adopted by the Securities and Exchange Commission ("SEC") to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank Act"). These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.

Design of Conflict Minerals Due Diligence Program

The design of our conflict minerals due diligence program is in conformity with the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, and related Supplements on Tin, Tantalum and Tungsten and on Gold (collectively, "OECD Guidance"), specifically as it relates to our position in the minerals supply chain as a "downstream" purchaser. We designed our due diligence program, management and measures to conform in all material respects with the framework OECD Guidance.

Description of Performed Conflict Minerals Due Diligence Program
(i)	Maintaining of Strong Company Management Systems
a.
Silicom has adopted and committed to a Conflict Minerals policy for minerals originating from conflict-affected and high-risk areas. More information about Silicom's Conflict Minerals policy can be found in the RCOI section above. Our management system includes a Conflict Minerals Qualification Team overseen by the Chief Financial Officer of the Company and run under the supervision of the Company's QA & EMS Director, and includes a team of subject matter experts from relevant functions including Operations and Purchasing. Senior management is briefed about the results of our due diligence efforts on a regular basis.

b.
During the last year Silicom became a member of the Responsible Minerals Initiative ("RMI") (formerly the Conflict Free Sourcing Initiative, or CFSI), as a member we participate in all RMI activities such as smelters audits and other activities.

c.	Silicom has implemented a supply chain system of controls and transparency through the use of due diligence software provided by third party software supplier.

d.
In the process of engaging with new manufacturers and suppliers, Silicom requests that such suppliers provide it with complete and valid CMRTs as a condition for Silicom's engagement with such manufacturers and suppliers.

e.
Silicom conducts trainings to suppliers and manufacturers from whom it purchases components used in its products, assists suppliers and manufacturers in educating their own suppliers, by informing them on the Rule, referring suppliers and manufacturers to the RMI website and online training materials and providing Silicom's Conflict Minerals policy and due diligence procedures.

f.	Silicom documents and maintains a record maintenance mechanism to ensure the retaining of relevant documentation in an electronic database for at least 5 years.

g.
Silicom encourages employees, suppliers and manufacturers and stakeholders to report any concerns relating to its conflict minerals program by contacting Silicom on its Conflict Minerals page: http://www.silicom-usa.com/conflict-minerals/.

(ii)	Identification and Assessment of Risk in the Supply Chain
Suppliers and manufacturers (including smelters and refiners) of products which include Conflict Minerals which are "necessary to the functionality of the products" were identified through our CMRT analysis.

We identified two primary risks in our supply chain: (1) not receiving on time and accurate information from the suppliers and manufacturers; and (2) reliance on suppliers and manufacturers who are not conflict-free while pursuing our goal of becoming a conflict free company. This assessment assisted us to segment our suppliers and manufacturers into three risk levels (high, medium and low), on which we based our risk strategy.

We conducted a survey of our active suppliers and manufacturers using the template developed by RMI, known as the Conflict Minerals Reporting Template ("CMRT"). Suppliers and manufacturers were requested to use version 5.12 of the CMRT, or newer versions.

(iii)	Design and Implementation of a Strategy to Respond to Identified Risks
a.
We performed reviews of suppliers and manufacturers, smelters, and refiners that could be sourcing or processing Conflict Minerals from the Covered Countries, which could not be from recycled or scrap sources.

b.
As part of our risk based approach, we decided to focus our risk management actions on suppliers and manufacturers with a spending volume of over US$ 1,000 in 2019. We requested smelter information from all of our direct suppliers and manufacturers, and prioritized suppliers and manufacturers with a spending volume of over US$ 1,000. In cases where sure prioritized suppliers and manufacturers did not respond to our initial requests, we attempted to contact them several additional times in order to obtain the necessary information from them.

c.
We monitored and tracked suppliers and manufacturers (as described in RCOI section above), smelters and/or refiners identified as not meeting the requirements (or that defined themselves as "Unknown" or "Undeterminable" or "Sourced from DRC") set forth in our Conflict Minerals Sourcing Policy or contractual requirements to determine their progress in meeting those requirements.

d.	New suppliers and manufacturers were required to complete RMI declarations in order to qualify as approved suppliers and manufacturers by us.

e.	We provided periodic progress reports to our senior management relating to our risk mitigation efforts.

f.
In general, supply chain Due Diligence is a dynamic process and requires on-going risk monitoring. This process is performed twice a year and an updated CMRT is released after completion of each Due Diligence cycle.

g.
Follow up letters were sent to high and medium risk suppliers and manufacturers who were identified as having non-compliant smelters in their supply chain. Non-responsive suppliers and manufacturers were reminded to send their responses several times by e-mails and, if they remained non-responsive thereafter, such suppliers and manufacturers were personally approached by our Sustainability Team or by our Purchasing Team and warned that if they remain non-responsive despite our continued attempts to receive their responses, they will be removed from our approved suppliers and manufacturers list. In cases where such suppliers and manufacturers remained non-responsive nonetheless, we removed them from our approved suppliers and manufacturers list.

(iv) Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices
We encourage our suppliers and manufacturers to purchase from RMI Compliant Smelters, and we rely on the RMI compliant and active smelters list, which is available on the RMI website.

(v)
Report on Supply Chain Due Diligence

This Report is available on our website at http://www.silicom-usa.com/conflict-minerals/. This Report is being filed to the SEC and is also available on the SEC's EDGAR database at www.sec.gov.

Results of our Assessment

As a downstream purchaser of conflict minerals, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and manufacturers and those suppliers and manufacturers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. We also gather required CMRT information from websites of suppliers and manufacturers where conflict minerals reports were available. We also rely, to a large extent, on information collected and provided by independent third party audit programs. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud because the information gathered from our suppliers and manufacturers is not on a continuous, real-time basis.

Supplier Chain Survey Responses

Silicom contacted 202 suppliers and manufacturers, and the response rate achieved was over 99.9% in cost of purchased goods.

The Sustainability Team directly contacted Silicom's suppliers and manufacturers in order to collect CMRTs. Following the efforts of the Sustainability Team, 192 suppliers and manufacturers delivered satisfactory CMRTs. For the purposes hereof, Silicom considers CMRTs to be satisfactory if they do not include any deficiencies or discrepancies and comply, in form and in substance, with the terms governing the RMI, such as blank rows, scope not matching PN list, inclusion of irrelevant information, etc.

4 of the 202 suppliers and manufacturers delivered CMRTs with invalid supplier submissions, like incorrect smelter names or invalid CID identification numbers. Following our requests for improved CMRTs, we received satisfactory CMRTs submissions from all such suppliers and manufacturers.

63 suppliers and manufacturers were classified as "Not from DRC" – suppliers and manufacturers who reported that they were sourcing minerals from countries other than the Covered Countries.

66 suppliers and manufacturers were classified as "DRC conflict free" – suppliers and manufacturers who reported that the 3TG minerals used in the products provided to Silicom originate from Covered Countries but the smelters are approved by the RMI

18 suppliers and manufacturers were classified as "DRC not conflict free" – suppliers and manufacturers who reported that the 3TG minerals used in the products provided to Silicom originate from Covered Countries and the smelters are not approved by the RMI.

27 suppliers and manufacturers were classified as "Free no 3TG" – suppliers and manufacturers who reported that 3TG minerals are not necessary for the functionality or production of the products provided to Silicom.

9 suppliers and manufacturers were classified as "Undetermined not from DRC" – suppliers and manufacturers who reported that the 3TG used in the products supplied to Silicom do not originate from Covered Countries but since they have not yet concluded their due diligence process, their determination and responses are not yet final and may vary. Consequently, our due diligence for these suppliers and manufacturers is still ongoing.

9 suppliers and manufacturers were classified as "Undetermined from DRC" – suppliers and manufacturers who reported that the 3TG used in the products supplied to Silicom originate from Covered Countries and the smelters are approved by the RMI program, but they have not yet concluded their due diligence process so their determination and responses are not yet final and may vary. Consequently, our due diligence for these suppliers and manufacturers is still ongoing.

Of the 192 suppliers and manufacturers that delivered satisfactory CMRTs:

112 suppliers and manufacturers provided data at a "Company" level;

52 suppliers and manufacturers provided data at a "User defined" level; and

28 suppliers and manufacturers provided data at a "Product" level.

As we are attentive to market requests, we asked several of these suppliers and manufacturers to provide data at a "Company" level as well as at a "Product" level, and such suppliers and manufacturers provided the data at both levels.

Below is a summary of the country of origin information collected as a result of our RCOI efforts.

Conflict Mineral	Countries of origin and other sources may include the following
Gold
Australia, Austria, Andorra, Belgium, Brazil, Canada, Chile, China,
Czech Republic, France, Germany, India, Indonesia, Italy, Japan, Kazakhstan, Republic of Korea, Kyrgyzstan, Lithuania, Malaysia, Mexico, Netherlands, New Zealand, Philippines, Poland, Russian, Saudi Arabia, Singapore, South Africa, Spain, Sweden, Switzerland, Taiwan, Thailand, Turkey, United Arab Emirates, Russian Federation, Uganda, United States, Uzbekistan.

Tantalum	Brazil, China, Estonia, Germany, India, Japan, Kazakhstan, Macedonia, Mexico, Russian Federation, Thailand, United States.
Tungsten	Austria, Brazil, China, Germany, Japan, Republic of Korea, Philippines, Russian Federation, Taiwan, United States, Vietnam.
Tin	Belgium, Bolivia, Brazil, China, India, Indonesia, Japan, Malaysia, Myanmar, Peru, Philippines, Poland, Spain, Taiwan, Thailand, United States, Vietnam.

Smelters and refiners verified as conflict free (compliant) or in the audit process:

Tin	86 of 91 (94%)
Tantalum	41 of 41 (100%)
Tungsten	46 of 47 (98%)
Gold	146 of 154 (95%)
Total	319 of 333 (96%)

A number of the smelters and refiners detailed above provided more than one necessary conflict mineral.

List of the facilities which, to the extent known, processed the necessary conflict minerals used in our products can be found in Appendix 1.

Continuous Improvement Efforts to Mitigate Risks

During the reporting period for the calendar year ending December 31, 2020, we are continuing to engage in the diligence process described above.

We intend to follow up with high risk non-responsive or non-compliant suppliers and manufacturers, work with suppliers and manufacturers to educate them on conflict minerals sourcing, contact selected smelters and refiners that have not received a "conflict free" designation and more. In the event that any of our suppliers and manufacturers do not cooperate with us and do not respond to our efforts in a satisfactory manner, we will disqualify them and remove them from our approved suppliers and manufacturers list.

In the event that we continue to engage with suppliers and manufacturers who have not completed their RCOI process, we will ask such suppliers and manufacturers to complete the process and become conflict free at a company or product level as a condition to our continued engagement with them.

In addition, being attentive to the market and to our customers, we are currently in the process of qualifying our line of products as "conflict free" by, among other things, requesting from all of our direct suppliers and manufacturers to qualify the goods supplied by them to Silicom as "Conflict Free", replacing, where possible and appropriate, non-compliant suppliers and manufacturers with compliant ones and removal of non-compliant vendors from our approved vendors list.

Appendix 1

List of smelters used in Silicom's products:

Smelter identification	RMI METAL	Smelter or Refiner Facility Name	RMI COUNTRY
CID000711	Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
CID000707	Gold	Heraeus Metals Hong Kong Ltd.	CHINA
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
CID001916	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
CID001761	Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
CID000015	Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
CID001477	Tin	PT Timah Tbk Kundur	INDONESIA
CID001482	Tin	PT Timah Tbk Mentok	INDONESIA
CID001453	Tin	PT Mitra Stania Prima	INDONESIA
CID000292	Tin	Alpha	UNITED STATES OF AMERICA
CID000082	Gold	Asahi Pretec Corp.	JAPAN
CID000425	Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
CID001119	Gold	Matsuda Sangyo Co., Ltd.	JAPAN
CID001188	Gold	Mitsubishi Materials Corporation	JAPAN
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID001259	Gold	Nihon Material Co., Ltd.	JAPAN
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
CID001938	Gold	Tokuriki Honten Co., Ltd.	JAPAN
CID000077	Gold	Argor-Heraeus S.A.	SWITZERLAND
CID000401	Gold	Dowa	JAPAN
CID000981	Gold	Kojima Chemicals Co., Ltd.	JAPAN
CID001105	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
CID000438	Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA

CID002773	Tin	Metallo Belgium N.V.	BELGIUM
CID001173	Tin	Mineracao Taboca S.A.	BRAZIL
CID001182	Tin	Minsur	PERU
CID001191	Tin	Mitsubishi Materials Corporation	JAPAN
CID001460	Tin	PT Refined Bangka Tin	INDONESIA
CID001898	Tin	Thaisarco	THAILAND
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
CID000460	Tantalum	F&X Electro-Materials Ltd.	CHINA
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
CID002557	Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
CID002544	Tantalum	H.C. Starck Co., Ltd.	THAILAND
CID002548	Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
CID002549	Tantalum	H.C. Starck Ltd.	JAPAN
CID002550	Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
CID002545	Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
CID001969	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
CID001337	Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
CID000019	Gold	Aida Chemical Industries Co., Ltd.	JAPAN
CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
CID000058	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
CID000924	Gold	Asahi Refining Canada Ltd.	CANADA
CID000920	Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
CID000090	Gold	Asaka Riken Co., Ltd.	JAPAN
CID000113	Gold	Aurubis AG	GERMANY
CID000157	Gold	Boliden AB	SWEDEN
CID000176	Gold	C. Hafner GmbH + Co. KG	GERMANY
CID000185	Gold	CCR Refinery - Glencore Canada Corporation	CANADA
CID000233	Gold	Chimet S.p.A.	ITALY
CID000328	Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
CID000362	Gold	DODUCO Contacts and Refining GmbH	GERMANY

CID000359	Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
CID002561	Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
CID002459	Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
CID002243	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
CID000689	Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
CID000694	Gold	Heimerle + Meule GmbH	GERMANY
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
CID000814	Gold	Istanbul Gold Refinery	TURKEY
CID002765	Gold	Italpreziosi	ITALY
CID000823	Gold	Japan Mint	JAPAN
CID000855	Gold	Jiangxi Copper Co., Ltd.	CHINA
CID000929	Gold	JSC Uralelectromed	RUSSIAN FEDERATION
CID000957	Gold	Kazzinc	KAZAKHSTAN
CID000969	Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
CID002605	Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
CID001029	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
CID002762	Gold	L'Orfebre S.A.	ANDORRA
CID001078	Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
CID002606	Gold	Marsam Metals	BRAZIL
CID001113	Gold	Materion	UNITED STATES OF AMERICA
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
CID001153	Gold	Metalor Technologies S.A.	SWITZERLAND
CID001157	Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
CID001161	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
CID001204	Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
CID001326	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
CID000493	Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
CID001352	Gold	PAMP S.A.	SWITZERLAND
CID002919	Gold	Planta Recuperadora de Metales SpA	CHILE
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

CID001397	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
CID001498	Gold	PX Precinox S.A.	SWITZERLAND
CID001512	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
CID002582	Gold	REMONDIS PMR B.V.	NETHERLANDS
CID001534	Gold	Royal Canadian Mint	CANADA
CID002777	Gold	SAXONIA Edelmetalle GmbH	GERMANY
CID001585	Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
CID002516	Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
CID002918	Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
CID002580	Gold	T.C.A S.p.A	ITALY
CID001955	Gold	Torecom	KOREA, REPUBLIC OF
CID001977	Gold	Umicore Brasil Ltda.	BRAZIL
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
CID001993	Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
CID002003	Gold	Valcambi S.A.	SWITZERLAND
CID002030	Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
CID002778	Gold	WIELAND Edelmetalle GmbH	GERMANY
CID002100	Gold	Yamakin Co., Ltd.	JAPAN
CID002129	Gold	Yokohama Metal Co., Ltd.	JAPAN
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
CID001070	Tin	China Tin Group Co., Ltd.	CHINA
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
CID002763	Gold	8853 S.p.A.	ITALY
CID002560	Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
CID002850	Gold	AU Traders and Refiners	SOUTH AFRICA
CID002863	Gold	Bangalore Refinery	INDIA
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
CID000189	Gold	Cendres + Metaux S.A.	SWITZERLAND
CID003195	Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
CID002511	Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
CID002779	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
CID002761	Gold	SAAMP	FRANCE

CID002973	Gold	Safimet S.p.A	ITALY
CID002314	Gold	Umicore Precious Metals Thailand	THAILAND
CID000092	Tantalum	Asaka Riken Co., Ltd.	JAPAN
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
CID002504	Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
CID000456	Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
CID002505	Tantalum	FIR Metals & Resource Ltd.	CHINA
CID002558	Tantalum	Global Advanced Metals Aizu	JAPAN
CID000291	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
CID000616	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
CID002842	Tantalum	Jiangxi Tuohong New Raw Material	CHINA
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
CID002539	Tantalum	KEMET Blue Metals	MEXICO
CID002568	Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
CID001076	Tantalum	LSM Brasil S.A.	BRAZIL
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
CID001175	Tantalum	Mineracao Taboca S.A.	BRAZIL
CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID001200	Tantalum	NPM Silmet AS	ESTONIA
CID002847	Tantalum	PRG Dooel	NORTH MACEDONIA, REPUBLIC OF
CID001508	Tantalum	QuantumClean	UNITED STATES OF AMERICA
CID002707	Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
CID001769	Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
CID001869	Tantalum	Taki Chemical Co., Ltd.	JAPAN
CID001891	Tantalum	Telex Metals	UNITED STATES OF AMERICA
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
CID001522	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
CID003190	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA

CID000402	Tin	Dowa	JAPAN
CID000468	Tin	Fenix Metals	POLAND
CID002848	Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
CID000555	Tin	Gejiu Zili Mining and Metallurgy Co., Ltd.	CHINA
CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
CID002849	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
CID000760	Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
CID001231	Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
CID002468	Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
CID002500	Tin	Melt Metais e Ligas S.A.	BRAZIL
CID001142	Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
CID002774	Tin	Metallo Spain S.L.U.	SPAIN
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
CID002517	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
CID002706	Tin	Resind Industria e Comercio Ltda.	BRAZIL
CID001539	Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
CID001758	Tin	Soft Metais Ltda.	BRAZIL
CID002834	Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
CID003325	Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
CID002036	Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
CID002180	Tin	Yunnan Tin Company Limited	CHINA
CID000004	Tungsten	A.L.M.T. Corp.	JAPAN
CID002833	Tungsten	ACL Metais Eireli	BRAZIL
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
CID000499	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
CID002645	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
CID000568	Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
CID002542	Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
CID002541	Tungsten	H.C. Starck Tungsten GmbH	GERMANY
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
CID002579	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA

CID002649	Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
CID000825	Tungsten	Japan New Metals Co., Ltd.	JAPAN
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
CID000966	Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
CID000105	Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
CID003388	Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
CID002543	Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM
CID002845	Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
CID002589	Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
CID001889	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
CID002724	Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
CID002044	Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
CID002843	Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
CID002830	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
CID002095	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
CID000315	Tin	CV United Smelting	INDONESIA
CID001399	Tin	PT Artha Cipta Langgeng	INDONESIA
CID001421	Tin	PT Belitung Industri Sejahtera	INDONESIA
CID001428	Tin	PT Bukit Timah	INDONESIA
CID001468	Tin	PT Stanindo Inti Perkasa	INDONESIA
CID001490	Tin	PT Tinindo Inter Nusa	INDONESIA
CID002455	Tin	CV Venus Inti Perkasa	INDONESIA
CID002503	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
CID002592	Tin	CV Dua Sekawan	INDONESIA
CID002816	Tin	PT Sukses Inti Makmur	INDONESIA
CID002829	Tin	PT Kijang Jaya Mandiri	INDONESIA
CID000306	Tin	CV Gita Pesona	INDONESIA
CID000309	Tin	PT Aries Kencana Sejahtera	INDONESIA
CID000313	Tin	PT Premium Tin Indonesia	INDONESIA
CID001402	Tin	PT Babel Inti Perkasa	INDONESIA
CID001419	Tin	PT Bangka Tin Industry	INDONESIA
CID001434	Tin	PT DS Jaya Abadi	INDONESIA

CID001448	Tin	PT Karimun Mining	INDONESIA
CID001457	Tin	PT Panca Mega Persada	INDONESIA
CID001458	Tin	PT Prima Timah Utama	INDONESIA
CID001463	Tin	PT Sariwiguna Binasentosa	INDONESIA
CID001471	Tin	PT Sumber Jaya Indah	INDONESIA
CID001493	Tin	PT Tommy Utama	INDONESIA
CID002530	Tin	PT Inti Stania Prima	INDONESIA
CID002593	Tin	PT Rajehan Ariq	INDONESIA
CID002776	Tin	PT Bangka Prima Tin	INDONESIA
CID002835	Tin	PT Menara Cipta Mulia	INDONESIA
CID003205	Tin	PT Bangka Serumpun	INDONESIA
CID001555	Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
CID002858	Tin	Modeltech Sdn Bhd	MALAYSIA
CID002570	Tin	CV Ayi Jaya	INDONESIA
CID000264	Gold	Chugai Mining	JAPAN
CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
CID000671	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
CID000767	Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
CID000778	Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
CID000956	Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
CID001032	Gold	L'azurde Company For Jewelry	SAUDI ARABIA
CID001056	Gold	LinBao Gold Mining	CHINA
CID001058	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
CID002615	Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
CID000103	Gold	ATAkulche	TURKEY
CID000180	Gold	Caridad	MEXICO
CID000197	Gold	CHALCO Yunnan Copper Co. Ltd.	CHINA
CID002865	Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
CID001093	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
CID002282	Gold	Morris and Watson	NEW ZEALAND
CID001236	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
CID003189	Gold	NH Recytech Company	KOREA, REPUBLIC OF
CID002872	Gold	Pease & Curren	UNITED STATES OF AMERICA
CID001362	Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
CID003324	Gold	QG Refining, LLC	UNITED STATES OF AMERICA
CID000522	Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
CID001546	Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
CID002853	Gold	Sai Refinery	INDIA
CID001562	Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF

CID001619	Gold	Shandong Tarzan Bio-Gold Industry Co., Ltd.	CHINA
CID003153	Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
CID001947	Gold	Anhui Tongling Nonferrous Metal Mining Co., Ltd.	CHINA
CID001909	Gold	Great Wall Precious Metals Co,. LTD.	CHINA
CID002312	Gold	Guangdong Gaoyao Co	CHINA
CID002852	Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
CID002867	Gold	DEGUSSA	GERMANY
CID003348	Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
CID000773	Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
CID002562	Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
CID002525	Gold	Shandong Humon Smelting Co., Ltd.	CHINA
CID002563	Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
CID002587	Gold	Tony Goetz NV	BELGIUM
CID002708	Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
CID003185	Gold	African Gold Refinery	UGANDA
CID002857	Gold	Modeltech Sdn Bhd	MALAYSIA
CID002584	Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
CID003383	Gold	Sovereign Metals	INDIA
CID003382	Gold	CGR Metalloys Pvt Ltd.	INDIA
CID003402	Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA
CID000448	Tin	Estanho de Rondonia S.A.	BRAZIL
CID002573	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
CID002574	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
CID002703	Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
CID002756	Tin	Super Ligas	BRAZIL
CID003208	Tin	Pongpipat Company Limited	MYANMAR
CID002572	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
CID003356	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
CID003397	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
CID003379	Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
CID002647	Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
CID002313	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
CID003182	Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
CID000281	Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA

CID000927	Gold	Ekaterinburg	RUSSIAN FEDERATION
CID001406	Tin	PT Babel Surya Alam Lestari	INDONESIA
CID002478	Tin	PT Tirus Putra Mandiri	INDONESIA
CID003381	Tin	PT Rajawali Rimba Perkasa	INDONESIA
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
CID001191	Tin	Mitsubishi Materials Corporation	JAPAN
CID001482	Tin	INDONESIAN STATE TIN CORPORATION MENTOK SMELTER	INDONESIA
CID000651	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
CID003191	Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
CID002870	Tin	PT Lautan Harmonis Sejahtera	INDONESIA
CID002290	Gold	SAFINA A.S.	CZECH REPUBLIC
CID003409	Tin	Precious Minerals and Smelting Limited	INDIA
CID003401	Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
CID003408	Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
CID003407	Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID003424	Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
CID003425	Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
CID001322	Gold	NA	UNITED STATES OF AMERICA
CID000278	Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA